                           WAIVER AND AMENDMENT NO. 3

                                       TO

               REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT

         THIS WAIVER AND AMENDMENT NO. 3 ("Amendment") is entered into as of August 14, 2001, by and among Wireless Xcessories Group, Inc. formerly known as Batteries Batteries, Inc. ("BATS"), Tauber Electronics, Inc. ("TEI"), Specific Energy Corporation ("SEC"), W.S. Battery & Sales Company, Inc. ("WSBS"), Battery Network, Inc. ("BN"), Battery Acquisition Corp. ("BAC"), (BATS, TEI, SEC, WSBS, BN and BAC, each a "Borrower" and collectively the "Borrowers"), IBJ Whitehall Business Credit Corporation (successor to IBJ Schroder Business Credit Corporation) ("IBJS"), each of the other financial institutions named in the Loan Agreement or which hereafter become parties thereto (IBJS and such financial institutions, the "Lenders") and IBJS as agent for the Lenders (IBJS in such capacity, the "Agent").

                                   BACKGROUND

         Borrowers, Agent and Lenders are parties to a Revolving Credit, Term Loan and Security Agreement dated as of January 7, 1997 (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement") pursuant to which Lenders provide Borrowers with certain financial accommodations.

         Borrowers have requested that Agent and Lenders waive certain Events of Default and amend certain provisions of the Loan Agreement, and Agent and Lenders are willing to do so on the terms and conditions hereafter set forth.

         NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrowers by Agent and Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

         2. Amendment to Loan Agreement. Subject to satisfaction of the conditions precedent set forth in Section 4 below, the Loan Agreement is hereby amended as follows:

                  2.1. The following definitions in Section 1.2 are amended in their entirety to provide as follows:

                  "Maximum Revolving Advance Amount" shall mean $5,000,000."

                  "Revolving Interest Rate" shall mean an interest rate per annum equal to (a) the sum of the Alternate Base Rate plus three quarters of one percent (.75%) with respect to Domestic Rate Loans, or (b) the sum of the Eurodollar Rate plus two and one half percent (2.50%) with respect to Eurodollar Rate Loans."
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                  2.2. The defined term "Maximum Loan Amount" in section 1.2 is deleted.

                  2.3. Section 6.5 is amended in its entirety to provide as follows:

                  "6.5 Net Worth. Maintain at the end of each fiscal quarter set forth below a Net Worth of least the amount set opposite such fiscal quarter end below:

                  Fiscal Quarter Ending                           Net Worth
                  ---------------------                           ---------
                  September 30, 2001                             $6,500,000
                  December 31, 2001 and each fiscal quarter      $6,700,000"
                  thereafter


                  2.4. Section 6.7 is amended in its entirety to provide as follows:

                  "6.7 Fixed Charge Coverage Ratio. Maintain as of the end of each fiscal period set forth below a Fixed Charge Coverage Ratio of not less than the ratio set opposite such fiscal period below:

                  Fiscal Period                                                 Fixed Charge Coverage Ratio
                  -------------                                                 ---------------------------
                  July 1, 2001 - September 30, 2001                             1.00 to 1.00
                  July 1, 2001 - December 31, 2001                              1.50 to 1.00
                  July 1, 2001 - March 31, 2002                                 1.50 to 1.00
                  July 1, 2001 - June 30, 2002                                  1.50 to 1.00
                  October 1, 2001 - September 30, 2002                          1.50 to 1.00
                  January 1, 2002 - December 31, 2002                           1.50 to 1.00"


                  2.5. Section 6.8 is amended in its entirety to provide as follows:

                  "6.8 EBITDA. Maintain as of the end of each fiscal quarter set forth below, EBITDA of at least the amount set opposite such fiscal quarter end below:

                           Fiscal Quarter Ending                       EBITDA
                           ---------------------                       ------
                           September 30, 2001                          $ 55,000
                           December 31, 2001                           $322,000

                  2.6. A new Section 6.14 is added immediately following Section
6.13 to provide as follows:

                  "6.14 Undrawn Availability. Maintain Undrawn Availability at all times of at least $800,000."

                  2.7. Section 7.6 is amended in its entirety to provide as follows:

                  "7.6. Capital Expenditures. Contract for, purchase or make any expenditure or commitments for fixed or capital assets (including capitalized leases) in any fiscal quarter in an amount in excess of (a) $50,000 for each of the third or fourth fiscal quarter in fiscal year 2001 and (b) $75,000 for any fiscal quarter in fiscal year 2002 provided, however, if such expenditures or commitments for any such fiscal quarter total less than the amount allowed herein, the difference may be applied to the next fiscal quarter only with such difference being deemed to be the last expenditures made in such next fiscal quarter."

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         3. Waiver. Subject to satisfaction of the conditions precedent set forth in Section 4 below, Lender hereby waives the Events of Default that have occurred for the fiscal quarter ending June 30, 2001 as a result of Borrowers' non-compliance with (a) Section 6.7 of the Loan Agreement solely as respects the failure to maintain the Fixed Charge Coverage Ratio required pursuant to Section
6.7 of the Loan Agreement , and (b) Section 6.8 of the Loan Agreement solely as respects the failure to maintain the EBITDA required pursuant to Section 6.8 of the Loan Agreement.

         4. Conditions of Effectiveness. This Amendment shall become effective, when and only when (a) Agent shall have received an original copy of this Amendment duly executed on behalf of each Borrower and (b) Agent shall receive a fee in the amount of $5,000 which may be charged to Borrowers' loan account on the effective date of this Amendment.

         5. Revised Article 9. Without limiting the scope of Section 9.15 of the Loan Agreement, each Borrower hereby agrees to promptly execute and deliver to Agent any and all documents requested by Agent to maintain the continued perfection and priority of Agent's security interest in any of the Collateral after giving effect to Revised Article 9 of the Uniform Commercial Code.

         6. Representations and Warranties. Each Borrower hereby represents and warrants as follows:

                  (a) This Amendment and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of each Borrower and are enforceable against each Borrower in accordance with their respective terms.

                  (b) Upon the effectiveness of this Amendment, each Borrower hereby reaffirms all covenants, representations and warranties made in the Loan Agreement to the extent the same are not amended hereby and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

                  (c) No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment.

                  (d) No Borrower has any defense, counterclaim or offset with respect to the Loan Agreement.

         7. Effect on the Loan Agreement.

                  (a) Upon the effectiveness of Section 2 hereof, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

                                       3
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                  (b) Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

                  (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided in Section 3 operate as a waiver of any right, power or remedy of Agent or any Lender, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

         8. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

         9. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

         10. Counterparts. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which taken together shall be deemed to constitute one and the same agreement.

         IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

                                         WIRELESS XCESSORIES GROUP, INC.
                                         (formerly known as BATTERIES
                                         BATTERIES, INC.)
                                         TAUBER ELECTRONICS, INC.
                                         SPECIFIC ENERGY CORPORATION
                                         BATTERY NETWORK, INC.
                                         W.S. BATTERY & SALES COMPANY, INC.
                                         BATTERY ACQUISITION CORP.

                                         By: /s/ Ronald Badke
                                             -----------------------------------
                                         Name:   Ronald Badke
                                              ----------------------------------
                                         The Chief Financial Officer of each of
                                         the foregoing Corporations


                                         IBJ WHITEHALL BUSINESS CREDIT
                                         CORPORATION, as Agent and as Lender


                                         By: /s/ Bruce Kasper
                                            ------------------------------------
                                         Name:   Bruce Kasper
                                              ----------------------------------
                                         Title:  Vice President
                                               ---------------------------------
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